Exhibit 99


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549



                                   FORM 11-K


                                 ANNUAL REPORT
                        PURSUANT TO SECTION 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


(Mark One) :

[X]           ANNUAL REPORT PURSUANT TO SECTION 15 (D) OF THE SECURITIES
EXCHANGE ACT OF 1934 [FEE REQUIRED] .
FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994

                                       or

[   ]     TRANSITION REPORT PURSUANT TO SECTION 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED] .
FOR THE TRANSITION PERIOD FROM ........ TO ........

Commission File Number 0-7422

   A. Full title of the plan and address of the plan, if different from that of the issuer name below:

                       STANDARD MICROSYSTEMS CORPORATION
                     INCENTIVE SAVINGS AND RETIREMENT PLAN

    B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                       STANDARD MICROSYSTEMS CORPORATION
                                 80 ARKAY DRIVE
                           HAUPPAUGE, NEW YORK 11788

                                   SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Committee has duly caused this annual report to be signed on their behalf by the undersigned hereunto duly authorized.


                                        STANDARD MICROSYSTEMS CORPORATION
                                        INCENTIVE SAVINGS AND
                                        RETIREMENT PLAN






                               By:
                                    ---------------------------------------
                                    Anthony M. DiAgostino
                                    Member, Plan Committee





May 25, 1995

                                   STANDARD MICROSYSTEMS CORPORATION

                                 INCENTIVE SAVINGS AND RETIREMENT PLAN

                                   INDEX TO FINANCIAL STATEMENTS



Report of Independent Public Accountants                 4

Statements of Financial Condition as of
         December 31, 1994 and December 31, 1993         5, 6

Statement of Income and Changes in Plan Equity
         For the Plan Year ended December 31,
           1994                                          7

Notes To Financial Statements                            8 - 14

Schedule I - Assets Held for Investment as of
                December 31, 1994                        15

Schedule I - Assets Held For Investment as of
                December 31, 1993                        16

Schedule II - Reportable Transactions For the
                Year Ended December 31, 1994             17

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

    To the Standard Microsystems Corporation Incentive Savings and Retirement Plan Committee:


    We have audited the accompanying Statements of Financial Condition of the Standard Microsystems Corporation Incentive Savings and Retirement Plan as of December 31, 1994 and December 31, 1993, and the related Statement of Income and Changes in Plan Equity for the plan year ended December 31, 1994. These financial statements are the responsibility of the plan administrator. Our responsibility is to express an opinion on these financial statements based on our audits.


    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of the Standard Microsystems Corporation Incentive Savings and Retirement Plan as of December 31, 1994 and 1993, and its income and changes in plan equity for the plan year ended December 31, 1994 in conformity with generally accepted accounting principles.



                                                  Arthur Andersen LLP



April 7, 1995
Washington, D.C.

                              STANDARD MICROSYSTEMS CORPORATION
                              INCENTIVE SAVINGS AND RETIREMENT PLAN
                              STATEMENT OF FINANCIAL CONDITION

                                                            As of December 31, 1994
                                                             Puritan   Ginnie Mae  Magellan
                                               Total           Fund       Fund        Fund


ASSETS
    Cash and cash equivalents             $      1,059    $        25         11   $       35

    Contributions receivable:
     Employee                                  208,740         48,760     11,540       70,707
     Employer matching                         117,961              -          -            -
    Investments:
       Fidelity Puritan Fund (cost of
         $2,379,537)                         2,241,881      2,241,881          -            -
       Fidelity Ginnie Mae Fund
         (cost of $565,846)                    524,849              -    524,849            -
       Fidelity Magellan Fund (cost of
         of $3,704,721)                      3,529,154              -          -     3,529,154
       Fidelity Asset Manager Fund
         (cost of $2,188,606)                1,988,713              -          -            -
       Fidelity Managed Income Fund
         (cost of $1,336,863)                1,336,863              -          -            -

       Standard Microsystems Corp. Common
         Stock (359,384 shares, cost of
         $7,607,083)                        10,781,520              -          -            -

    Loans Receivable                           720,734              -          -            -

Total Assets                               21,451,474      2,290,666    536,400     3,599,896



LIABILITIES
    Benefits payable                            1,539              -            -           -

Total Liabilities                               1,539              -            -           -

PLAN EQUITY                              $ 21,449,935    $ 2,290,666    536,400  $  3,599,896

The accompanying notes to financial statements are an integral part of this statement.

                              STANDARD MICROSYSTEMS CORPORATION
                              INCENTIVE SAVINGS AND RETIREMENT PLAN
                              STATEMENT OF FINANCIAL CONDITION


                                                              As of December 31, 1994
                                            Asset Manager   Managed Income    Company         Loan
                                               Fund             Fund         Stock Fund       Fund

ASSETS
    Cash and cash equivalents             $        29     $        30       $        929    $        -

    Contributions receivable:
     Employee                                  39,101          21,191             17,441             -
     Employer matching                              -               -            117,961             -
    Investments:
       Fidelity Puritan Fund (cost of
         $2,379,537)                                -               -                  -             -
       Fidelity Ginnie Mae Fund
         (cost of $565,846)                         -               -                  -             -
       Fidelity Magellan Fund (cost of
         of $3,704,721)                             -               -                  -             -
       Fidelity Asset Manager Fund
         (cost of $2,188,606)                1,988,713              -                  -             -
       Fidelity Managed Income Fund
         (cost of $1,336,863)                       -       1,336,863                  -             -

       Standard Microsystems Corp. Common
         Stock (359,384 shares, cost of
         $7,607,083)                                -               -         10,781,520             -

    Loans Receivable                                -               -                  -             -

Total Assets                                2,027,843       1,358,084        10,917,851              -



LIABILITIES
    Benefits payable                                -               -             1,539              -

Total Liabilities                                   -               -             1,539              -

PLAN EQUITY                               $ 2,027,843      $1,358,084       $10,916,312        $720,734

The accompanying notes to financial statements are an integral part of this statement.

                STANDARD MICROSYSTEMS CORPORATION
                INCENTIVE SAVINGS AND RETIREMENT PLAN
                STATEMENT OF FINANCIAL CONDITION


                                                          As of December 31, 1993
                                                             Puritan   Ginnie Mae  Magellan
                                                Total          Fund      Fund        Fund

ASSETS
    Cash and cash equivalents             $      4,943    $        25       11    $        35
    Contributions receivable:
     Employee                                   57,160         10,061    2,907         16,795
     Employer matching                          90,365              -        -              -
    Investments:
       Fidelity Puritan Fund (cost of
         $1,535,417)                         1,572,498      1,572,498        -              -
       Fidelity Ginnie Mae Fund
         (cost of $507,278)                    496,614              -   496,614             -
       Fidelity Magellan Fund (cost of
         of $2,332,582)                      2,475,306              -        -      2,475,306
       Fidelity Asset Manager Fund
         (cost of $1,474,742)                1,634,721              -        -              -
       Fidelity Managed Income Fund
         (cost of $888,758)                    888,758              -        -              -

       Standard Microsystems Corp. Common
         Stock (355,672 shares, cost of
         $9,311,368)                         7,646,948              -        -              -
    Loans Receivable                           258,116              -        -              -

Total Assets                                15,125,429      1,582,584   499,532     2,492,136



LIABILITIES
    Benefits payable                             9,769          1,739         -             -

Total Liabilities                                9,769          1,739         -         2,023

PLAN EQUITY                               $ 15,115,660    $ 1,580,845   499,532   $ 2,490,113

The accompanying notes to financial statements are an integral part of this statement.



                STANDARD MICROSYSTEMS CORPORATION
                INCENTIVE SAVINGS AND RETIREMENT PLAN
                STATEMENT OF FINANCIAL CONDITION


                                                   As of December 31, 1993
                                         Asset Manager   Managed Income   Company
                                             Fund           Fund         Stock Fund

ASSETS
    Cash and cash equivalents             $         28   $          29   $     4,815    $   -
    Contributions receivable:
     Employee                                    8,997           3,786        14,614        -
     Employer matching                              -               -         90,365        -
    Investments:
       Fidelity Puritan Fund (cost of
         $1,535,417)                                -               -             -         -
       Fidelity Ginnie Mae Fund
         (cost of $507,278)                         -               -             -         -
       Fidelity Magellan Fund (cost of
         of $2,332,582)                             -               -             -         -
       Fidelity Asset Manager Fund
         (cost of $1,474,742)                1,634,721              -             -         -
       Fidelity Managed Income Fund
         (cost of $888,758)                         -         888,758             -         -

       Standard Microsystems Corp. Common
         Stock (355,672 shares, cost of
         $9,311,368)                                -               -     7,646,948         -
    Loans Receivable                                -               -            -          -

Total Assets                                1,643,746         892,573    7,756,742     258,116



LIABILITIES
    Benefits payable                            1,538             369        4,100          -

Total Liabilities                               1,538             369        4,100          -

PLAN EQUITY                             $  1,642,208   $      892,204   $7,752,642   $258,116

The accompanying notes to financial statements are an integral part of this statement.

                   STANDARD MICROSYSTEMS CORPORATION
                   INCENTIVE SAVINGS AND RETIREMENT PLAN
                   STATEMENTS OF INCOME AND CHANGES IN PLAN EQUITY

                                                      For the plan year ended December 31, 1994
                                                    Puritan  Ginnie Mae Magellan  Asset Manager Managed Income  Company    Loan
                                         Total        Fund      Fund      Fund        Fund          Fund        Stock Fund Fund
BEGINNING BALANCE, PLAN EQUITY        $15,115,660  $1,580,845 $499,532 $2,490,113   $1,642,208     $ 892,204   $ 7,752,642 $258,116


    Employee contributions              3,066,308     694,665  158,139  1,084,585      596,755       370,583       161,581        -
    Employer matching contributions       876,262           -        -          -            -             -       876,262        -
    Investment income                     489,090     163,673   31,067    115,899       74,536       103,356           559        -
    Realized gains (losses) on
       securities transactions           (110,190)       (699)  (6,592)    (6,576)     (9,165)           -         (87,158)       -
    Unrealized appreciation
       (depreciation) of investments    2,745,815    (136,954) (34,404)  (168,991)   (190,728)           -       3,276,892        -
    Interfund transfers                        (0)     86,926  (96,850)   204,927      36,949       57,739        (752,309) 462,618

                                        7,067,285     807,611   51,360  1,229,844     508,347      531,678       3,475,828  462,618
    Benefit payments                      733,010      97,790   14,492    120,061     122,712       65,798         312,157        -
                                          733,010      97,790   14,492    120,061     122,712       65,798         312,157        -
INCREASE IN PLAN EQUITY                 6,334,275     709,821   36,868  1,109,783     385,635      465,880       3,163,670  462,618
ENDING BALANCE, PLAN EQUITY          $ 21,449,935 $ 2,290,666 $536,400 $3,599,896  $2,027,843   $1,358,084     $10,916,312 $720,734

The accompanying notes to financial statements are an integral part of this statement.

STANDARD MICROSYSTEMS CORPORATION

INCENTIVE SAVINGS AND RETIREMENT PLAN

NOTES TO FINANCIAL STATEMENTS

1)        Description of the Plan
          -----------------------

Purpose and Eligibility
- -----------------------

    The Standard Microsystems Corporation Incentive Savings and Retirement Plan (the "Plan"), formerly known as the "Employee Stock Purchase Plan", was established on June 23, 1982 to encourage and assist eligible employees to invest in Standard Microsystems Corporation (the "Company"), to adopt a regular savings program, and to help provide additional security for their retirement.


    Effective January 1, 1993, the plan was amended and restated to provide participants with improved benefits, as well as facilitate certain administrative functions. The Plan was established under sections 401(a) and 401(k) of the Internal Revenue Code which, among other provisions, allow for the deferral of income taxes on amounts contributed.


    Participation can begin on the first day of any calendar month after the completion of three months of service as defined in the Plan.


Investment Programs
- -------------------

    With the amendments adopted effective January 1, 1993, the Plan allows participants to allocate their contributions among six investment programs. These investment vehicles are as follows:

1. FIDELITY PURITAN FUND - This fund seeks to obtain as much income as possible, consistent with the preservation of capital, by investing in a broadly diversified portfolio of high yielding securities, including common stocks, preferred stocks, bonds, and foreign securities.
2. FIDELITY GINNIE MAE FUND- This fund seeks a high level of current income, by investing primarily in mortgage-related securities issued by the Government National Mortgage Association.

3. FIDELITY MAGELLAN FUND - This fund seeks capital appreciation by investing primarily in common stock and securities convertible into common stock.
     Up to 20% of the fund's assets may also be invested in debt securities of all types and qualities issued by foreign and domestic issuers if Fidelity Magellan Fund believes they have potential for capital appreciation. Equity investments can be made in domestic or foreign corporations.

4. FIDELITY ASSET MANAGER FUND - This fund seeks high total return with reduced risk by allocating its assets among stock, bonds, and money market instruments, including foreign securities, normally within the following parameters: 10-50% in stocks; 20-60% in bonds, 0-70% in money market instruments.

5. FIDELITY MANAGED INCOME FUND - This portfolio will purchase high-quality, short and long-term Guaranteed Investment Contracts (GICs), Bank Investment Contracts (BICs), short-term money market instruments, and "synthetic" GICs (debt obligations issued by one institution and insured by another as to payment of interest and return of principal at maturity). The Portfolio strives to maintain a stable $1.00 share price.

6. STANDARD MICROSYSTEMS CORPORATION COMMON STOCK - Common stock issued by Standard Microsystems Corporation.

    The value of each participant's account equals the participant's contributions, the Company's matching and regular contributions, net earnings, forfeitures allocated in accordance with the Plan provisions, and current value adjustments.

Employee Contributions
- ----------------------

    Each eligible participant may make qualified earnings reduction contributions from 1% - 15% of his/her earnings which are not currently subject to income taxes. These earnings reduction contributions are subject to certain statutory and regulatory limitations and may not exceed $7,000, as indexed for inflation, per calendar year ($9,240 for 1994). Participant contributions, which are entirely voluntary, are allocated by the employee between the six investment programs in ten percent increments. There were 699 and 634 active participants in the Plan and 542 and 522 participants making contributions as of December 31, 1994 and 1993, respectively.


    There were 65 and 76 terminated employees with funds in the plan as of December 31, 1994 and 1993, respectively.

    Participants may also make "rollover" contributions of distributions from other qualified plans which are not matched by the Company. For the Plan period ending December 31, 1994, "rollover" contributions of $505, 828 were received by the Plan and are included in Employee contributions in the accompanying Statement of Income and Changes in Plan Equity.



Employer Contributions
- ----------------------


    The Company may, at its discretion, contribute to the Plan "Matching Contributions" in cash or securities equal to 50% of each participant's qualified earnings reduction contribution (up to a maximum participant contribution of 6% of earnings), subject to certain statutory and regulatory limitations. In addition, the Company may, at its discretion, make an additional "Profit Sharing Contribution" which, if made, is allocated pro rata to participants on the basis of their earnings. No Profit Sharing Contribution was made to the Plan during the last plan year.



Benefits
- --------


    Upon the death, retirement (at age 65 or later) or total and permanent disability of a participant while in the employ of the Company, the participantis entire account (including the employee's share of the Company's contributions) becomes 100% vested.


    If a participant's employment with the Company is terminated for any other reason, the participant is entitled to receive in full the portion of his or her account attributable to participant contributions and is also entitled to receive a portion of his or her account allocable to Employer contributions based upon the following schedule:

     Years of Service                             Percentage Vested
     ----------------                             -----------------

     Less than 1 year                             0%
     1 year but less than 2 years                 20%
     2 years but less than 3 years                40%
     3 years but less than 4 years                60%
     4 years but less than 5 years                80%
     5 years or more                              100%

    The unvested portion of a former participantis account will be allocated to the remaining participants as discussed in note 7 below. A separated participant may elect to defer distribution of his or her benefit if the benefit exceeds $3,500. In such event, the benefit remains invested in the Plan and contines to participate in Plan earnings.

    A separated participant, who elected to receive a distribution and who was not fully vested at the time of distribution, that is subsequently rehired and becomes eligible to participate before having incurred five consecutive One Year Breaks in Service, may repay the distribution which he or she received within five years of receiving same. A participant who, upon rehire, repays his or her distribution is recredited with all previous years of service and the full account balance, determined as of the prior termination date. The Company remains contingently liable should any such participant rejoin the Company.

Participant Loans and Withdrawals
- ---------------------------------

    Subject to certain Plan provisions, participants may apply for Loans against their vested account balance. Additionally, participants are entitled to apply for hardship withdrawals and, after attaining age 59 1/2, receive in-service distributions (excluding company contribution accounts).

2)    Summary of Significant
      Accounting Policies
      ----------------------

      Basis of Accounting
      -------------------

      The financial statements of the Plan are presented on the accrual basis of accounting.

      Security Valuation
      ------------------

      Investments are stated at current value based upon the latest publicly quoted market prices at the end of the applicable period.

      The following summarizes the activity in employer securities for the Plan year ended December 31, 1994:

                                               December 31,
                                                   1994

               Shares in the Plan, beginning
                  of the period                 355,672

               Shares issued to the Plan         68,662

               Shares redeemed and transferred
                  to former participants       <64,950>

               Shares in the Plan, end of the
                  period                       359,384

    The per share price at which the Plan purchased the Company's stock ranged from $13.75 to $27.13 for the Plan year ended December 31, 1994. See Note 8 for the effect of changes in the Company's stock price subsequent to December 31, 1994.

3)   Plan Administration
     -------------------

     Management
     ----------
     Pursuant to the terms of the Plan:

a) The Board of Directors of the Company has established the Plan Committee to act as the Company's agent to administer the Plan. The Plan Committee consists of members of the Companyis management.

b) Midlantic National Bank, (the "Trustee"), is the custodian of the Planis property and funds. Under the terms of the Plan and trust agreement, securities credited to the participants' accounts are registered in the name of the Trustee. Securities issued by the Company are voted by the Trustee in accordance with participant instructions. If, however, a participant does not provide the Trustee with instructions in a timely manner, the Trustee will vote such shares at its own discretion. The Plan has obtained the required surety bonding under ERISA.

      Plan Costs
      ----------

     Administrative costs of $46,253 for the Plan year ended December 31, 1994 were paid by the Company. These expenses are for record keeping and investment management services.

4)   Termination of the Plan
     -----------------------

     Although the Company intends to continue the Plan indefinitely, it reserves the right to amend or discontinue the Plan at any time, or to reduce, suspend or discontinue payments to be made by the Company to the Plan. Upon termination of the Plan or discontinuance of payments, the account of each participant (including the employee's share of the Companyis contribution) shall become fully vested, regardless of length of service.

5)   Income Tax Status
     -----------------

     Effective January 1, 1993 the Plan was amended and restated in its entirety to comply with the Tax Reform Act of 1986 and subsequent tax legislation. The Plan Administrator in June 1994 applied for a determination letter from the Internal Revenue Service (IRS) with regard to the ongoing tax qualified status of the Plan. On October 19, 1994 the IRS issued a favorable determination letter in this regard.

     Since the Plan has been determined by the IRS to be qualified, contributions by participants and the Company, and the earnings thereon, will continue to be exempt from Federal taxes until distributed to the participants or their beneficiaries.

6)   Benefits Payable
     ----------------

     Benefits payable, as of December 31, 1994 and 1993, include approximately 52 and 191 shares, respectively, of the Company's common stock to be distributed to former participants, with the remainder payable in cash.

7)   Forfeitures
     -----------

     During the Plan year ended December 31, 1994, $31,634 in non-vested account balances were forfeited by former participants who elected to have their vested account balance distributed to them. This amount was reallocated to the accounts of those participants who made qualified earnings reduction contributions during the plan year in the proportion of each Participant's qualified earnings reduction contributions, up to 6%, provided the participant was active on the last day of the plan year.

 8)  Standard Microsystems Corporation Stock Price
     ---------------------------------------------

     The Company's stock price is affected by both the fundamental economic environment and computer industry conditions. Through April 7, 1995, the Company's stock has traded in the range of $ 13.38 to $31.63 per share. Based upon the closing price of $16.75 per share on April 7, 1995, the shares held by the Plan at December 31, 1994 have decreased approximately 44%. There has been no significant change in the value of the Plan's other assets. The value of the Plan's investments may continue to fluctuate considerably and past performance may not be representative of future results.

9)   Supplementary Schedules and Disclosures
     ---------------------------------------

     See Schedule I for the assets held for investment as of December 31, 1994 and 1993. Schedule II lists reportable transactions, as defined by ERISA, which occurred during the Plan year ended December 31, 1994. During this period, there were no investments in default or transactions with parties in interest.



Standard Microsystems Corporation				  Schedule I
Incentive Savings and Retirement Plan
Schedule of Assets Held for Investment
As of December 31, 1994


							                  NUMBER		VALUE
INVESTMENT DESCRIPTION			 COST	        CURRENT VALUE	  OF UNITS OR SHARES	PER FUND UNIT
Fidelity Puritan Fund			 $2,379,537	$ 2,241,881	    151,376		$14.81

Fidelity Ginnie Mae Fund		 $  565,846	$   524,849	     52,537		$ 9.99

Fidelity Magellan Fund			 $3,704,721	$ 3,529,154	     52,832		$66.80

Fidelity Asset Manager Fund		 $2,188,606	$ 1,988,713	    143,797		$13.83

Fidelity Managed Income Fund		 $1,336,863	$ 1,336,863	  1,336,863		$ 1.00

SMC Common Stock			 $7,607,083	$10,781,520	    359,384		$30.00


Standard Microsystems Corporation			       Schedule I
Incentive Savings and Retirement Plan
Schedule of Assets Held for Investment
As of December 31, 1993

						                         NUMBER                   VALUE
INVESTMENT DESCRIPTION	                  COST	       CURRENT VALUE	 OF UNITS OR SHARES       PER FUND UNIT
Fidelity Puritan Fund			$1,535,417	$1,572,498	  99,841		  $15.75

Fidelity Ginnie Mae Fund		$  507,278	$  496,614	  45,728		  $10.86

Fidelity Magellan Fund			$2,332,582	$2,475,306	  34,937		  $70.85

Fidelity Asset Manager Fund		$1,474,742	$1,634,721	 106,151		  $15.40

Fidelity Managed Income Fund		$  888,758	$  888,758	 888,758		  $ 1.00

SMC Common Stock			$9,311,368	$7,646,948	 355,672		  $21.50


STANDARD MICROSYSTEMS CORPORATION				SCHEDULE II
INCENTIVE SAVINGS AND RETIREMENT PLAN
SCHEDULE OF REPORTABLE TRANSACTIONS
FOR THE YEAR ENDED DECEMBER 31,1994

    			        /--------------AMOUNTS IN DOLLARS------------/

INVESTMENT		 								REALIZED		NUMBER OF
DESCRIPTION		TYPE		SHARES		COST		PROCEEDS	GAIN		        TRANSACTIONS
FIDELITY:

PURITAN FUND		SALE		   28,707 	   280,077 	   279,378 	    (699)		  41
PURITAN FUND		PURCHASE	   80,242 	 1,086,417 		 				  56
GINNIE MAE		SALE		   14,584 	   158,011 	   151,419 	  (6,592)		  27
GINNIE MAE		PURCHASE	   21,393 	   220,650 		 				  45
MAGELLAN FUND		SALE		    4,117 	   290,864 	   284,288 	  (6,576)		  45
MAGELLAN FUND		PURCHASE	   22,012 	 1,513,704 		 				  57
ASSET MANAGER FUND	SALE		   15,268 	   233,759 	   224,594 	  (9,165)		  42
ASSET MANAGER FUND	PURCHASE	   52,914 	   778,479 		 				  51
MANAGED INCOME FUND	SALE		  792,359 	   792,359 	   792,359 	       0 		  65
MANAGED INCOME FUND	PURCHASE	1,240,647 	 1,240,647 		 				  71

SMC COMMON STOCK	SALE		   64,999 	 1,389,698 	 1,302,540 	 (87,158)		  55
SMC COMMON STOCK	PURCHASE	   66,155 	 1,207,145 						  60

                       STANDARD MICROSYSTEMS CORPORATION


                     INCENTIVE SAVINGS AND RETIREMENT PLAN

                                 EXHIBIT INDEX
                                 -------------

Exhibit No.                                             Description
- ----------                                              ------------
    1                                                   Consent of
                                                        Independent Public
                                                        Accountants

Exhibit 1



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K, into the Company's previously filed Registration Statement on Forms S-8 (No. 2-78324).




April 7, 1995
Washington, D.C.